Exhibit 99

FPL Energy, LLC
Corporate Communications
Media Line: (888) 867-3050
Dec 20, 2006

FOR IMMEDIATE RELEASE

FPL Energy announces agreement to purchase Point Beach Nuclear Power Plant

JUNO BEACH Fla. - FPL Energy, LLC, a subsidiary of FPL Group, Inc. (NYSE: FPL) announced today it has reached an agreement to purchase the two-unit,

1,033-megawatt Point Beach Nuclear Power Plant located near Two Rivers, Wisconsin, about 30 miles southeast of Green Bay, from Wisconsin Electric Power Company (dba as We Energies), a subsidiary of Wisconsin Energy Corporation (NYSE: WEC).

Under the terms of the agreement, a wholly-owned subsidiary of FPL Energy will purchase the Point Beach Nuclear Power Plant for a total of approximately $998 million, including nuclear fuel, inventory and other items. The $998 million price represents $783 million for the plant itself and $215 million for fuel, inventory and other items.

Upon closing, FPL Energy will assume management and operation of Point Beach from Nuclear Management Company and will work with them to ensure a smooth transition.

Jim Robo, president and chief operating officer of FPL Group, said, "We are excited to add the Point Beach Nuclear Power Plant to our power generation portfolio and pleased to further expand our relationship with We Energies, an important customer for whom we've been providing clean, renewable wind power for several years.

"This plant will further diversify our generating fleet and supports our strategy of building a diversified, well-hedged portfolio. Point Beach provides us with another low-cost, emission-free, baseload generation source in the Midwest and complements our existing nuclear and wind assets in the region."

All of the power from the Point Beach Nuclear Power Plant will be sold under a long-term contract to We Energies through the current NRC license terms of 2030 for Unit 1 and 2033 for Unit 2. The power from Point Beach is competitively priced and escalates each year of the contract.

FPL Energy will assume responsibility for eventual decommissioning of the plant. Decommissioning funds transferred to FPL Energy at closing will be no less than $360 million. We Energies will retain the non-qualified nuclear decommissioning trust. We Energies has the option to transfer more than $360 million to FPL Energy for an additional purchase price adjustment.

FPL Energy expects to close the acquisition in the third quarter of 2007. Financing for the acquisition will be integrated into FPL Group's overall financing program with a continued commitment to strong credit quality. The acquisition is expected to be immediately accretive to earnings per share in the first three years, and increasingly so thereafter.

Point Beach is comprised of two pressurized water reactors totaling 1,033 megawatts of capacity. Point Beach Unit 1 began commercial operation in December 1970; Unit 2 in March 1973. In December 2005, the U.S. Nuclear Regulatory Commission renewed the operating licenses for Units 1 and 2 through 2030 and 2033, respectively (20-year extensions). The plant is in good material condition. The reactor vessel heads and steam generators have been replaced in both units.

The Point Beach Nuclear Power Plant currently has approximately 660 full-time employees. FPL Energy has agreed to retain non-bargaining unit employees at Point Beach at comparable wages and benefits for 18 months following the close of the sale. In addition, FPL Energy will honor all labor agreements for bargaining unit employees.

"FPL Energy has been a member of the Wisconsin community for several years through our ownership and operation of our Montfort Wind Energy Center. We have a strong track record of community involvement and giving back to the communities where we operate. We look forward to developing new opportunities and partnerships due to our ownership of Point Beach," said Robo.

Approvals for the transaction are needed from federal and state regulatory agencies, including the Nuclear Regulatory Commission, the Public Service Commission of Wisconsin as well as the Federal Energy Regulatory Commission, Department of Justice clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976 and various other regulatory bodies.

FPL Energy will utilize the experience of the Point Beach team, as well as the experience gained operating the 592-megawatt Duane Arnold Energy Center in Iowa, the 1,220-megawatt Seabrook Station in New Hampshire, and the expertise of the FPL Group nuclear team to manage and operate the plant.

The addition of Point Beach will nearly double FPL Energy's owned power generation in the Midwest. The company currently owns and operates more than 660 megawatts of wind power throughout Wisconsin, Iowa, North Dakota, South Dakota, Minnesota, and Kansas. In addition, FPL Energy owns a majority interest in the Duane Arnold Energy Center and operates the plant.

In addition to the Duane Arnold nuclear plant in Iowa, FPL Energy currently operates and owns a majority interest in the Seabrook nuclear plant in New Hampshire. FPL Group's other subsidiary, Florida Power & Light Company, operates four nuclear units in Florida at two sites, Turkey Point and St. Lucie, representing 1,386 megawatts and 1,678 megawatts, respectively.

Seabrook, Duane Arnold, Turkey Point and St. Lucie have traditionally ranked among the highest in safety and operational performance based upon the Nuclear Regulatory Commission's safety indicators as well as the World Association of Nuclear Operators' overall performance index.

"FPL Group's Nuclear Division has an excellent track record operating nuclear power plants safely and reliably," said Art Stall, senior vice president of FPL Group's Nuclear Division. "FPL Group and Point Beach nuclear programs are focused on safety and continuous improvement. We look forward to working with Point Beach employees in further providing safe, clean and reliable nuclear power to the Wisconsin market for many years to come."

FPL Energy also announced today that it was providing two wind energy options for We Energies. The first allows We Energies to select FPL Energy to equip and construct the We Energies Blue Sky Green Field Wind Project in northeastern Fond du Lac County. This project is currently under regulatory review. The second option allows We Energies to acquire a site under development by FPL Energy in central Wisconsin. We Energies may exercise either of these options independent of the sale of Point Beach.

FPL Energy was advised by J.P. Morgan Securities Inc. as exclusive financial advisor, and represented in the transaction by Pillsbury Winthrop Shaw Pittman, LLP.

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FPL Group has scheduled a conference call for 9 a.m. ET on Wednesday, Dec. 20, 2006 to discuss the transaction. The webcast is available on FPL Group's website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml. The slides accompanying the presentation may be downloaded at "http://www.FPLGroup.com/">www.FPLGroup.com beginning at 7:30 a.m. ET today. For persons unable to listen to the live webcast, a replay will be available for 14 days by accessing the same link as listed above.

FPL Group, with annual revenues of more than $12 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves more than 4.4 million customer accounts in Florida. FPL Energy, LLC, FPL Group's competitive energy subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.FPLGroup.com, www.FPL.com and www.FPLEnergy.com.

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, on their respective websites, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, believe, could, estimated, may, plan, potential, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including initiatives regarding deregulation and restructuring of the energy industry and environmental matters.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

  FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, as amended, the Energy Policy Act of 2005 (2005 Energy Act) and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Florida Public Service Commission (FPSC) and the legislatures and utility commissions of other states in which FPL Group has operations, and the Nuclear Regulatory Commission (NRC), with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

  FPL Group and FPL are subject to extensive federal, state and local environmental statutes as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

  FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation or restructuring of the production and sale of electricity.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

  FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

  The operation and maintenance of power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout our generation fleets unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power.  In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel, the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of FPL Energy may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

  FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL.

  FPL Group and FPL use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts.  In addition, FPL's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the FPSC.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

  There are other risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy.  FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results.  In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

  FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the 2005 Energy Act.  In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

Because FPL Group and FPL rely on access to capital markets, the inability to maintain current credit ratings and access capital markets on favorable terms may limit the ability of FPL Group and FPL to grow their businesses and would likely increase interest costs.

  FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital Inc and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

Customer growth in FPL's service area affects FPL Group's results of operations.

  FPL Group's results of operations are affected by the growth in customer accounts in FPL's service area.  Customer growth can be affected by population growth as well as economic factors in Florida, including job and income growth, housing starts and new home prices.  Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations.

  FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

FPL Group and FPL are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

  FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism may impact the operations of FPL Group and FPL in unpredictable ways.

  FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities.  Generation and transmission facilities, in general, have been identified as potential targets.  The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

  FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL.

  FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties not currently known to FPL Group or FPL, or that are currently deemed to be immaterial, also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.